Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Class A Units

of

ML MACADAMIA ORCHARDS, L.P.

at

$2.20 Net Per Class A Unit

Pursuant to the Offer to Purchase Dated October 7, 2009

by

CRESCENT RIVER AGRICULTURE LLC

a wholly owned subsidiary of

CRESCENT RIVER LLC

a company wholly owned by Farhad Fred Ebrahimi

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON THURSDAY, NOVEMBER 12, 2009, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”).

Do not use for signature guarantees.

This form of notice of guaranteed delivery, or a form substantially equivalent to this form, must be used to accept the offer (as defined below) if (1) certificates representing Class A Units of ML MACADAMIA ORCHARDS, L.P. (“ML Macadamia”) are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the Expiration Time.

The Depositary for the Offer is:

If delivering by mail: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

If delivery by facsimile

(for eligible institutions only)

(718) 234-5001

To confirm facsimile transmission

(877) 248-6417 or (718) 921-8317

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

Pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase (as defined below), the undersigned hereby tenders to Crescent River Agriculture LLC, a Colorado limited liability company (the “Purchaser”), the number of Class A Units set forth below, on the terms and subject to the conditions set forth in the Offer to Purchase dated October 7, 2009 (the “Offer to Purchase”), and the related letter of transmittal (the “Letter of Transmittal”) which together, as they may be amended or supplemented from time to time constitute the “Offer”, receipt of which is hereby acknowledged.

Number of Class Units Tendered:	Name(s) of Record Owner(s):

Certificate Numbers (if available):

(Please Type or Print)

If Shares will be delivered by book-entry transfer:	Address(es):

Name of Tendering Institution:

(Including Zip Code)

DTC Participant Number:	Area Code and Telephone Number:

Transaction Code Number:	Signature(s):

Dated: , 2009

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE

(Not To Be Used For Signature Guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchanges Medallion Program, or otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the Class A Units tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of Class A Units complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the Class A Units tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such Class A Units, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three trading days after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Class A Units, and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:

Address:

(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Dated:                                                                 , 2009

NOTE: DO NOT SEND CERTIFICATES FOR CLASS A UNITS WITH THIS NOTICE. CERTIFICATES ARE TO BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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